UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 21, 2022

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	IMH	NYSE American
Preferred Stock Purchase Rights	IMH	NYSE American

Item 1.01	Entry into a Material Definitive Agreement

As previously announced, Impac Mortgage Holdings, Inc. (the “Company”) has entered into voting agreements (the “Existing Voting Agreements”) with certain holders of outstanding shares of its 9.375% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), certain holders of its outstanding shares of its 9.125% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), and certain holders of outstanding shares of its common stock, par value $0.01 per share (the “Common Stock”), to vote in favor of proposed amendments by consent solicitation to the provisions of the Company’s charter setting forth the terms of the Series B Preferred Stock and Series C Preferred Stock (the “Proposed Amendments”) to (1) permit closing of a proposed exchange offer, described below (the “Exchange Offer”), without payment of any accrued or accumulated dividends on any outstanding shares of Series B Preferred Stock or Series C Preferred Stock, and (2) provide that, following the effectiveness of the Proposed Amendments and the Exchange Offer, the remaining outstanding shares of Series B Preferred Stock and Series C Preferred Stock would be subject to redemption at the election of the Company or the holders of any outstanding shares of Series B Preferred Stock or Series C Preferred Stock, as the case may be, for certain redemption consideration which included cash.

In order to avoid any legal or contractual restriction on the payment of cash in exchange for, or upon redemption of, shares of Series B Preferred Stock and shares of Series C Preferred Stock, including provisions of Maryland law which sets forth certain requirements for the payment of cash upon the repurchase or redemption of stock, the Company has entered into amendments (“Amendment No. 1 to Voting Agreement”) to the Existing Voting Agreements as of June 21, 2022 with holders of 59.5% of its Series B Preferred Stock, 53.4% of its Series C Preferred Stock and 40.2% of its Common Stock, all of whom previously executed the Existing Voting Agreements, which provide for the potential payment of redemption consideration in shares of a new series of preferred stock (the “Redeemable Preferred Security”) in lieu of the previously-agreed amount of cash. As a result of such amendments, the consideration payable upon redemption of shares of Series B Preferred Stock and Series C Preferred Stock that remain outstanding after completion of the Exchange Offer pursuant to the Proposed Amendments will be as follows: (i) for each outstanding share of Series B Preferred Stock, subject to potential escrow or reduction to reflect the payment of any attorneys’ fees or costs that are the subject of any petition therefor filed by any attorneys representing holders of Series B Preferred Stock or any order entered by a court in respect of any such petition, (a) cash in the amount of $5.00 or fifty (50) shares of Redeemable Preferred Security, whichever is received by holders of Series B Preferred Stock in the Exchange Offer; and (b) twenty (20) shares of Common Stock; and (ii) for each outstanding share of Series C Preferred Stock, (a) cash in the amount of $0.10 or one (1) share of Redeemable Preferred Security, whichever is received by the holders of Series C Preferred Stock in the Exchange Offer; (b) 1.25 shares of Common Stock and (c) a warrant to purchase 1.5 shares of Common Stock at a purchase price of $5.00 per share of Common Stock.

The Redeemable Preferred Security would (w) be senior to the Series B Preferred Stock and Series C Preferred Stock as to dividends and upon liquidation, (x) be entitled to non-participating, cumulative cash dividends from and including the original issue date at a fixed rate equal to 8.25% per annum; (y) bear a liquidation preference of $0.10 per share and (z) be mandatorily redeemable by the Company on (A) the 60th day, or such earlier date as may be fixed by the Company, after the date of any public announcement by the Company of annual or quarterly financial statements that indicate that payment of the redemption price would not cause the Company to violate the restrictions on payment of distributions to stockholders under Section 2-311 of the Maryland General Corporation Law unless, prior to such redemption date, the Company’s Board of Directors determines in good faith that the payment by the Company of the redemption price for the Redeemable Preferred Security as of the applicable redemption date would cause (collectively, the “Redemption Restrictions”): (I) the Company to violate the restrictions on payment of distributions to stockholders under Section 2-311 of the Maryland General Corporation Law, (II) any material breach of or default under the terms and conditions of any obligation of the Company, including any agreement relating to its indebtedness, or (III) the Company to violate any restriction or prohibition of any law rule or regulation applicable to the Company or of any order, judgment or decree of any court or administrative agency, or (B) any date fixed by the Company not more than 60 days after any determination by the Company’s Board of Directors (which the Board, or a committee thereof, is obligated to undertake after the release of annual and quarterly financial statements and upon any capital raise) in good faith that the payment by the Company of the redemption price for the Redeemable Preferred Security as of such redemption date would not cause the Company to violate the Redemption Restrictions. To the extent the Company determines that action is reasonably necessary to accommodate the requirements of any petition for attorneys’ fees or order with respect to attorneys’ fees of class counsel to the holders of Series B Preferred Stock, the Company may modify the terms of the Redeemable Preferred Security or create two separate classes of preferred stock (such that the holders of Series B Preferred Stock and Series C Preferred Stock receive separate series of preferred stock) to permit the payment of such attorneys’ fees solely by the holders of Series B Preferred Stock.

In addition to the amendment of certain Existing Voting Agreements as described above, the Company intends to seek to amend other Existing Voting Agreements with all other parties to Existing Voting Agreements. The Company also intends to seek to enter into additional voting agreements (“Additional Voting Agreement” and together with the Existing Voting Agreements and Amendment No. to Voting Agreement, the “Voting Agreements”) with holders of its Series B Preferred Stock, Series C Preferred Stock and Common Stock on the terms and conditions set forth in the Existing Voting Agreements, as amended.

In the proposed Exchange Offer, the Company currently intends to offer to repurchase each outstanding share of Series B Preferred Stock and each outstanding share of Series C Preferred Stock in exchange for the corresponding redemption consideration described above, and, with respect to the Series B Preferred Stock after giving effect to any attorneys’ fees or costs ordered to be paid from such consideration. The Company currently anticipates that the consideration payable per share of Series B Preferred Stock and Series C Preferred Stock in the Exchange Offer would consist of cash, shares of Common Stock, and, in the case of the Series C Preferred Stock, warrants, in the amounts described above, unless, at the time that the Exchange Offer closes, the payment of cash in exchange for all of the tendered shares of Series B Preferred Stock and Series C Preferred Stock would cause the Company to violate the Redemption Restrictions, in which case, in lieu of the cash portion of the consideration payable in the Exchange Offer (and upon the subsequent redemption of any shares of Series B Preferred Stock or Series C Preferred Stock that remain outstanding after the completion of the Exchange Offer), each holder of Series B Preferred Stock and Series C Preferred Stock would receive shares of Redeemable Preferred Security in the respective amounts described above. Closing of the Exchange Offer, if effected by the Company, is expected to be contingent upon the approval of the Proposed Amendments by the stockholders of the Company, which will require the affirmative vote of holders of at least each of 66 2/3% of the outstanding shares of Series B Preferred Stock, 66 2/3% of the outstanding shares of Series C Preferred Stock and a majority of the outstanding shares of Common Stock, and acceptance for record of the Proposed Amendments by the State Department of Assessments and Taxation of Maryland. The Voting Agreements also limit transferability of the shares of Series B Preferred Stock, Series C Preferred Stock and Common Stock during the term and certain holders of Series B Preferred Stock and Series C Preferred Stock have also agreed, as part of the Voting Agreements, to trading limitations in connection with any Common Stock they receive in the Exchange Offer or as part of the redemption including refraining from any sales of Common Stock for a period of six (6) months after consummation of the Exchange Offer.

The foregoing description is qualified in its entirety by the terms of the Existing Voting Agreements, Amendment No. 1 to Voting Agreement and the Additional Voting Agreement, the forms of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 and incorporated herein by reference.

The Company cannot provide any assurance that the Proposed Amendments will be approved by the stockholders of the Company or that the Exchange Offer will be successfully completed on the terms set forth herein.

Important Additional Information And Where To Find It

The Company, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s common stockholders in connection with the matters to be considered at the Company’s special meeting of stockholders relating to the Exchange Offer (“Special Meeting”). Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise can be found in the Company’s proxy statement for its 2022 Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission (the "SEC”) on April 29, 2022. The proxy statement and all other documents filed with the SEC by the Company are available free of charge at the SEC’s website at www.sec.gov. The Company intends to file a definitive proxy statement and proxy card with the SEC in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s Special Meeting. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth therein. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying proxy card, and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.impaccompanies.com, or by writing to the Company’s Corporate Secretary at Impac Mortgage Holdings, Inc., 19500 Jamboree Road, Irvine, California 92612.

In connection with the exchange offer and consent solicitation, a registration statement on Form S-4, a tender offer statement on Schedule TO, and related documents and amendments thereto relating to the exchange offer and consent solicitation will be filed by the Company with the Securities and Exchange Commission. The Series B Preferred Stock and Series C Preferred Stock may not be exchanged or sold nor may offers to exchange or buy be accepted prior to the time the registration statement becomes effective. This Form 8-K shall not constitute an offer to exchange or sell, or the solicitation of an offer to exchange or buy, nor shall there be any exchange or sale of such securities in any state in which such offer, exchange, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Holders of the Series B Preferred Stock and Series C Preferred Stock are strongly advised to read the registration statement, tender offer statement and other related documents and amendments thereto when available because these documents will contain important information. Such holders will be able to obtain copies of the exchange offer materials from the Company or at the SEC’s website, www.sec.gov. The Company is not making any recommendation to holders of outstanding Series B Preferred Stock and Series C Preferred Stock as to whether they should tender their shares pursuant to the exchange offer and consent solicitation.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 21, 2022. For more information about the proposals set forth below, please see the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2022. There were 15,920,301 shares of common stock present in person or by proxy at the meeting. The final voting results on each of the matters submitted to a vote of stockholders were as follows:

Proposal No. 1:  To elect a Board of Directors to serve for the ensuing year. There were five nominees for the Company’s Board of Directors. The affirmative vote of a plurality of all of the votes cast at the meeting was necessary for the election of a nominee for director. Broker non-votes did not count as votes cast and had no effect on the result of the vote. Each of the five nominees listed below has been elected to serve on the Board of Directors until the Company’s 2023 annual meeting of stockholders or until their respective successors are elected and qualify. The voting results were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Katherine J. Blair	11,544,040	281,685	4,094,576
Frank P. Filipps	11,489,140	336,585	4,094,576
George A. Mangiaracina	11,612,378	213,347	4,094,576
Obi O. Nwokorie	11,565,557	260,168	4,094,576
Joseph A. Piscina	11,647,268	178,457	4,094,576

Proposal No. 2: To approve, on an advisory basis, the compensation of our named executive officers. Approval of the proposal required the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes were not counted as votes cast and had no effect on the result of the vote. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,400,958	1,413,906	10,861	4,094,576

Proposal No. 3:   To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Approval of the proposal required the affirmative vote of a majority of all votes cast at the meeting.  Abstentions did not count as votes cast and had no effect on the result of the vote. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,730,465	49,790	140,046	--

Item 9.01	Exhibits

Exhibit Number

10.1	Voting Agreement, dated April 29, 2022 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K/A filed with the Securities and Exchange Commission on May 5, 2022).

10.2	Form of Amendment No. 1 to Voting Agreement

10.3	Form of Additional Voting Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: June 22, 2022

	By:	/s/ Joe Joffrion
	Name:	Joe Joffrion
	Title:	Senior Vice President and General Counsel